Exhibit 21
W.W. GRAINGER, INC.
Subsidiaries and Affiliated Companies
(as of February 16, 2024)

Subsidiary	Jurisdiction
Acklands - Grainger Inc.	Canada
Apex Industrial Limited	Scotland
Bogle and Timms Limited	England & Wales
C.J. Bent & Son Limited	England & Wales
Cromwell Czech Republic s.r.o.	Czech Republic
Cromwell Group (Holdings) Limited	England & Wales
Cromwell Group (International) Limited	England & Wales
Cromwell Industrial Supplies Private Limited	India
Cromwell Sp. z. o. o	Poland
Cromwell Tools (Thailand) Co. Ltd.	Thailand
Cromwell Tools Limited	England & Wales
Cromwell Tools Sdn. Bhd.	Malaysia
Dayton Electric Manufacturing Co.	Illinois
East Midlands Property Developments Limited	England & Wales
Gamut Supply LLC	Delaware
GHC Specialty Brands, LLC	Wisconsin
GMMI LLC	Delaware
Grainger Canada Holdings ULC	Alberta
Grainger Caribe, Inc.	Illinois
Grainger Colombia Holding Company, LLC	Delaware
Grainger Corporate Services LLC	Illinois
Grainger Global Holdings, Inc.	Delaware
Grainger Global Online Business Ltd	England and Wales
Grainger Global Trading (Shanghai) Co., Ltd.	People's Republic of China
Grainger Guam L.L.C.	Guam
Grainger Industrial Supply India Private Limited	India
Grainger International Holdings B.V.	Netherlands
Grainger International, Inc.	Illinois
Grainger Management LLC	Illinois
Grainger Mexico LLC	Delaware
Grainger Panama Services S. de R.L.	Panama
Grainger Procurement Company LLC	Illinois
Grainger Registry Services, LLC	Delaware
Grainger Service Holding Company, Inc.	Delaware
Grainger Services International Inc.	Illinois
Grainger Singapore Pte. Ltd.	Singapore
Grainger, S.A. de C.V.	Mexico
GWW UK Holdings Ltd.	England and Wales
IB MonotaRO Private Limited	India
Imperial Supplies Holdings, Inc.	Delaware

Imperial Supplies LLC	Delaware
India Pacific Brands	Mauritius
MonotaRO Co., Ltd.	Japan
Motor Book Insurance LLC	Vermont
Mountain Ventures WWG, LLC	Delaware
MRO Soluciones, S.A. de C.V.	Mexico
NAVIMRO Co., Ltd.	Republic of Korea (South Korea)
Norwell Engineering Limited	England & Wales
PT Cromwell Tools	Indonesia
Red Agate LLC	Oregon
Red Mercury LLC	Delaware
Safety Registry Services, LLC	Delaware
Safety Solutions, Inc.	Ohio
Tooling & Engineering Distributors (TED) Limited	Ireland
Tooling & Engineering Distributors (TED) NI Limited	Northern Ireland
WFS (USA) Ltd.	South Carolina
WFS Holding Company, Inc.	Michigan
WFS Ltd.	Ontario
Windsor Factory Supply Inc.	Michigan
WWG de Mexico, S.A. de C.V.	Mexico
WWG Servicios, S.A. de C.V.	Mexico
WWGH LLC	Delaware
Zoro IP Holdings, LLC	Illinois
Zoro Tools, Inc.	Delaware
Zoro UK Limited	England & Wales